UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 16, 2015

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610 San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 829-9000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.

On March 16, 2015, Harte Hanks, Inc., a Delaware corporation (“Harte Hanks”, “we”, “us”, “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Harte Hanks Smart, Inc., a Delaware corporation and wholly-owned subsidiary of Harte Hanks (“Merger Sub”), 3Q Digital, Inc., a Delaware corporation (“3Q”) and Maury Domengeaux, as representative to the stockholders of 3Q (the “Representative”), pursuant to which 3Q was merged with and into Merger Sub (the “Merger”), with 3Q continuing as the surviving corporation and a wholly-owned subsidiary of Harte Hanks.  The Merger Agreement was approved by the respective boards of directors of Harte Hanks, 3Q and Merger Sub and subsequently adopted and approved by 3Q stockholders holding a majority of the outstanding capital stock of 3Q.  The closing took place shortly following the execution of the Merger Agreement.

Under the Merger Agreement, at the closing Harte Hanks paid merger consideration of $30 million, subject to adjustments for (i) outstanding debt and cash of 3Q, and (ii) working capital delivered by 3Q at the closing as compared to an agreed target.  The merger consideration deliverable to stockholders and optionholders of 3Q (collectively, the “Effective Time Holders”) was further reduced by unpaid transaction expenses of 3Q.  Under the Agreement, $0.75 million of the closing merger consideration was placed into escrow as security to Harte Hanks for (x) post-closing purchase price adjustments relating to estimated debt, cash, transaction expenses and working capital as of the closing and (y) certain indemnification obligations.

In addition, under the Merger Agreement, Harte Hanks may be required to pay the Effective Time Holders up to an additional $35 million (the “Earnout Consideration”), subject to (i) the achievement of certain revenue performance goals over the three-year period beginning at the closing and (ii) certain set off rights available to Harte Hanks in respect of indemnification claims.

At the effective time of the Merger, (i) each outstanding share of 3Q capital stock that was vested was converted into the right to receive a portion of the merger consideration (including the Earnout Consideration, if any), (ii) each outstanding share of 3Q capital stock that was not vested was cancelled, (iii) outstanding vested employee stock options were converted into the right to receive a portion of the merger consideration (including the Earnout Consideration, if any) (net of the exercise price of such options) and (iv) unvested employee stock options were cancelled.

The Merger Agreement contains customary representations and warranties from both Harte Hanks and 3Q that are qualified by the confidential disclosures provided to Harte Hanks by 3Q in connection with the Merger.

Consummation of the Merger was subject to customary closing conditions, including among others, (i) approval by a majority of 3Q Stockholders of the Merger and adoption of the Merger Agreement, (ii) delivery of indemnification backstop agreements from Effective Time Holders holding at least 95% of the fully diluted capital stock of 3Q (pursuant to which such Effective Time Holders acknowledged indemnification obligations under the Merger Agreement to Harte Hanks, acknowledged the authority of the Representative to act on behalf of the Effective Time Holders in accordance with the Merger Agreement, and released 3Q and Harte Hanks and their respective affiliates from any claims that such Effective Time Holder may have had prior to the closing of the Merger, subject to certain exceptions), (iii) acceptance by certain 3Q managers of employment offers with Harte Hanks, (iv) entry into 3- or 4-year non-competition agreements by those Effective Time Holders that held a significant amount of 3Q capital stock in favor of Harte Hanks (pursuant to which such Effective Time Holders have certain non-competition and non-solicitation obligations with respect to the 3Q business), (v) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (vi) performance in all material respects by the other party of its obligations under the Merger Agreement.

Under the Merger Agreement, subject to certain limitations, the Effective Time Holders agreed to indemnify and hold Harte Hanks and its affiliates and representative harmless from damages arising from, among other things, (i) inaccuracy of the representations and warranties provided by 3Q in the Merger Agreement, (ii) breaches of covenants, (iii) inaccuracies in the calculations of the amount of merger consideration payable to Effective Time Holders, (iv) pre-closing taxes, and (v) claims by stockholders for appraisal rights.  The Merger Agreement provides Harte Hanks with the ability to set off (subject to certain limitations) amounts owed in respect of indemnification claims against Earnout Consideration that may become due and payable by Harte Hanks.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Item 5.02                           Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

(e)

On March 17, 2015, the Board of Directors of Harte Hanks approved a form of Amended & Restated Severance Agreement, under which our named executive officers (and other corporate officers, other than our CEO) may receive severance benefits under certain circumstances. Incumbent officers who already have severance agreements with us have until May 17, 2015 to consider and enter into the Amended & Restated Severance Agreement.  The form of Amended & Restated Severance Agreement is designed to attract and retain key talent by providing compensation in the event of a change in control of Harte Hanks.

The form of Amended & Restated Severance Agreement has been revised to better reflect current best practices for corporate governance while still providing significant retention and motivation incentives, including as follows:  (1) reducing the multiple of annual salary and bonus payable as severance compensation officers hired or promoted after March 15, 2015 (to 1.0 for vice presidents, and 2.0 for senior vice presidents and executive vice presidents); (2) including an offset of benefits received by the officer under other arrangements to preclude potential “double recovery”; (3) changing the “single-trigger” acceleration of equity awards in a Change in Control to “double-trigger” (unless the successor fails to replace or assume the equity awards in connection with such Change in Control); (4) modifying the definition of “Good Reason” to better reflect current best practices; (5) basing the bonus component of severance compensation on target bonus compensation, rather than an average of recent actual bonuses; (6) modifying the term of the agreement to end upon termination of employment, subject to a look-back for certain transactions that close within one year of such termination; and (7) clarifying the definition of Change in Control regarding the acceleration of equity awards.

The foregoing description of compensatory arrangements and the changes thereto do not purport to be a complete description of such arrangements, and are qualified in their entirety by reference to the full text of the Amended & Restated Severance Agreement, which is filed as an exhibit to this Form 8-K and is incorporated by reference in this Item 5.02(e).

Item 8.01                           Other Events.

On March 16, 2015, Harte Hanks issued a press release regarding the acquisition of 3Q.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                           Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit Title

10.1	Form of Amended & Restated Severance Agreement between Harte Hanks and its Corporate Officers (other than its CEO)

99.1	March 16, 2015 Press Release of Harte Hanks, Inc. announcing the acquisition of 3Q Digital, Inc.

Forward Looking Statements

Statements in this Current Report on Form 8-K that relate to Harte Hanks’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the possibility that the integration of 3Q’s business and operations with those of Harte Hanks may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to 3Q’s or Harte Hanks’ existing businesses; (2) the challenges of integrating and retaining key employees; (3) the effect of the announcement of the transaction on Harte Hanks’, 3Q’s or the combined company’s respective business relationships, operating results and business generally; (4) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (5) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (6) diversion of management’s attention from ongoing business concerns; (7) general competitive, economic, political and market conditions and fluctuations; (8) actions taken or conditions imposed by the United States and foreign governments; (10) adverse outcomes of pending or threatened litigation or government investigations; (11) the impact of competition in the industries and in the specific markets in which Harte Hanks and 3Q, respectively, operate; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in Harte Hanks’ Annual Report on Form 10-K as filed with the SEC and available in the “Investors” section of our website under the heading “Financials & Filings.”  Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2015		HARTE HANKS, INC.

	By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Form of Amended & Restated Severance Agreement between the Company and its Corporate Officers (other than its CEO)

99.1	March 16, 2015 Press Release of Harte Hanks, Inc. announcing the acquisition of 3Q Digital, Inc.